EXHIBIT 99.1
EMAGEON LOGO
          PRESS RELEASE

Contacts:	W. Randall Pittman	Susan Noonan, The SAN Group, LLC
	205-980-7551	212-966-3650
Emageon Reports Fourth Quarter and 2007 Financial Results
Company Provides Financial Guidance for 2008
Birmingham, Alabama — February 20, 2008 — Emageon Inc. (NASDAQ: EMAG) today reported financial results for its fourth quarter and full year ended December 31, 2007.
Revenue for the fourth quarter was $28.6 million, a 14.7% decrease from fourth quarter 2006 revenue of $33.5 million. The net loss for the quarter was $0.5 million, or $0.02 per share. In the fourth quarter of 2006, the Company earned net income of $2.1 million, or $0.10 per diluted share. For the year ended December 31, 2007, revenue was $104.2 million, a decrease of 15.6% from the comparable prior year period. Net loss for the year ended December 31, 2007 was $6.9 million, or $0.32 per share, compared to a net loss of $6.0 million, or $0.29 per share, for the year ended December 31, 2006.
Included in the Company’s results of operations for 2007 are fourth quarter expenses of $1.1 million, or $0.05 per share, related to employee severance and associated expenses ($2.1 million, or $0.10 per share, for the year ended December 31, 2007), and included in the Company’s results of operations for 2006 are fourth quarter expenses of $1.0 million, or $0.05 per share, related to the integration of an acquired company into the Company’s operations ($5.4 million, or $0.26 per share, for the year ended December 31, 2006).
The Company’s cash earnings, which are determined by excluding non-cash charges for depreciation expense, amortization of intangible assets, and stock-based compensation expense from earnings determined under generally accepted accounting principles (“GAAP”), were $2.7 million, or $0.13 per diluted share, in fourth quarter 2007 compared to $6.1 million, or $0.28 per diluted share, in fourth quarter 2006. For the year ended December 31, 2007, the Company’s cash earnings were $5.4 million, or $0.25 per diluted share, compared to $9.4 million, or $0.43 per diluted share, for the year ended December 31, 2006. These measures of earnings were not determined in accordance with GAAP. A reconciliation of earnings determined under GAAP to cash earnings is included below. Management believes that its cash earnings measurement, when viewed in addition to the Company’s reported GAAP results, provides an additional meaningful measure of operating performance, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under GAAP.
At December 31, 2007, unrestricted cash and cash equivalents totaled $17.0 million compared to $23.0 million at December 31, 2006. The Company has not drawn on its $15.0 million line of credit arrangement, and has total debt obligations of less than $0.1 million. Net cash generated by operating activities was $0.8 million for the fourth quarter of 2007. For the year ended December 31, 2007 net cash consumed by operating activities was $1.0 million.
Total bookings, which include both system sales and support services orders, were $92.7 million for the year ended December 31, 2007 compared to $122.2 million for the year ended December 31, 2006. Fourth quarter 2007 total bookings were $34.5 million compared to $33.7 million in fourth quarter 2006. At December 31, 2007, total orders backlog was $147.8 million, of which $130.1 million are support services orders.
The Company also announced financial guidance for its year ending December 31, 2008. The Company anticipates total bookings in the range of $65.0 to $70.0 million, revenue in the range of $87.0 to $89.0 million, net loss in the range of $4.3 to $4.9 million, or $0.20 to $0.23 per share, and cash earnings, a non-GAAP measure, in the range of $4.9 to $5.8 million, or $0.23 to $0.27 per share. See “Forward Looking Statements” below.
“While 2007 proved to be a difficult year for our business, we were pleased to close the year with our strongest quarter”, said Chuck Jett, Chairman and CEO of Emageon. “The market for image management systems, especially in the large hospital sector, is now heavily penetrated, and we expect to see additional challenges in new system sales in 2008. However, we have relationships with over 500 hospitals that use our solutions, and our recurring revenue from these relationships will allow us to fund investments in 2008 that will position us well as market demands change and grow and as a new market cycle evolves.”
Conference Call. Emageon will host a conference call for investors on February 21, 2008, at 8:30 A.M. EST to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at http://investor.emageon.com. The dial-in telephone number for the call is 888-679-8033 (internationally, at 617-213-4846), passcode 49008180. Replay is available from 10:30 A.M. EST, February 21, 2008, until 11:59 P.M. EST, March 2, 2008, at 888-286-8010 (internationally, at 617-801-6888), passcode 11893635.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

Forward Looking Statements. This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that negative industry or market trends could adversely affect system sales, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk of loss of its senior executive management, risk associated with expansion of its market and selling efforts into new product segments, the risk that its target markets do not develop as expected, the risk that it may not manage its growth effectively, the risk that its acquisition strategy may fail or that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, the risk of failure to raise additional capital on acceptable terms, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of Food&Drug Administration (FDA) regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 16, 2007. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
     About Emageon. Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuitetm, HeartSuitetm and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006 (1)	2007	2006 (1)
Revenue:
System sales	$15,345	$21,100	$50,954	$75,340
Support services	13,210	12,377	53,255	48,165

Total revenue	28,555	33,477	104,209	123,505

Cost of revenue:
System sales	7,104	9,360	28,463	43,333
Support services	6,779	5,392	28,144	24,331

Total cost of revenue	13,883	14,752	56,607	67,664

Gross profit	14,672	18,725	47,602	55,841

Operating expenses:
Research and development	4,754	4,605	20,030	17,368
Sales and marketing	5,210	5,433	18,202	18,459
General and administrative	3,792	4,344	13,134	17,028
Amortization of intangible assets related to Camtronics acquisition	345	885	1,381	3,540
Integration costs related to Camtronics acquisition	—	1,026	—	5,369
Employee severance and related charges	1,125	—	2,120	—
Loss on disposal of property and equipment	79	453	407	437

Total operating expenses	15,305	16,746	55,274	62,201

Operating (loss) income	(633)	1,979	(7,672)	(6,360)
Interest income	197	182	908	655
Interest expense	(24)	(70)	(99)	(327)

Net (loss) income	$(460)	$2,091	$(6,863)	$(6,032)

Net (loss) income per share, basic	$(0.02)	$0.10	$(0.32)	$(0.29)
Net (loss) income per share, diluted	$(0.02)	$0.10	$(0.32)	$(0.29)
Weighted average shares outstanding, basic	21,414	21,197	21,360	20,919
Weighted average shares outstanding, diluted	21,414	21,689	21,360	20,919

(1)	Certain reclassifications have been made to prior year operating expenses to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	December 31,	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$17,034	$23,008
Trade accounts receivable, net	27,974	26,706
Inventories	6,241	8,579
Prepaid expenses and other current assets	4,726	4,459

Total current assets	55,975	62,752
Property and equipment, net	15,289	18,362
Restricted cash	1,000	445
Other noncurrent assets	2,334	1,363
Intangible assets, net	27,696	30,090

Total Assets	$102,294	$113,012

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$16,023	$16,454
Deferred revenue	17,052	23,953
Current portion of long-term debt and capital lease obligations	36	953

Total current liabilities	33,111	41,360
Long-term deferred revenue	6,146	5,851
Other long-term liabilities	466	686
Long-term portion of capital lease obligations	53	8

Total liabilities	39,776	47,905
Stockholders’ equity	62,518	65,107

Total Liabilities and Stockholders’ Equity	$102,294	$113,012

Reconciliation of Non-GAAP Measure of Earnings
In Thousands, Except Per Share Amounts
(Unaudited)
The following tables present the Company’s net loss or income adjusted for non-cash charges for depreciation, amortization of intangible assets, and stock-based compensation (“cash earnings”) for the three month periods and the years ended December 31, 2007 and 2006. Earnings determined in this manner do not represent earnings in accordance with generally accepted accounting principles (“GAAP”).
The tables present the adjustments made to actual net loss or income determined under GAAP to derive cash earnings for the periods presented.

	Three Months Ended December 31,
	2007	2006
Net (loss) income as reported	$(460)	$2,091

Add:
Depreciation	1,277	1,670
Amortization	764	1,292
Stock-based compensation	1,122	1,082

Net income exclusive of non-cash charges	$2,703	$6,135

Net income per share exclusive of non-cash expenses, basic	$0.13	$0.29

Net income per share exclusive of non-cash expenses, diluted	$0.13	$0.28
Weighted average shares outstanding, basic	21,414	21,197
Weighted average shares outstanding, diluted	21,556	21,689

	Year Ended December 31,
	2007	2006
Net loss, as reported	$(6,863)	$(6,032)

Add:
Depreciation	6,024	6,990
Amortization	3,054	4,969
Stock-based compensation	3,213	3,430

Net income exclusive of non-cash charges	$5,428	$9,357

Net income per share exclusive of non-cash expenses, basic	$0.25	$0.45

Net income per share exclusive of non-cash expenses, diluted	$0.25	$0.43
Weighted average shares outstanding, basic	21,360	20,919
Weighted average shares outstanding, diluted	21,753	21,541